SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                           March 22, 2001

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
       (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 9.  Regulation FD Disclosure

March 22, 2001 - Today at an analyst conference, BellSouth Corporation discussed 2001 guidance. In its previous January 31 press release, BellSouth provided guidance for certain key financial and business metrics, as follows:

  Earnings per share                                   7-9% growth
  Total operating revenue, including Cingular          9-11% growth
  Data revenue                                         30% growth (approx.)
  Capital expenditures                                 $5.5-6.0 billion
  DSL high-speed Internet customers                    600,000 at 12/31/01

Based on the achievement of these targets, normalized diluted earnings per share would range between $2.35 - $2.40 for the year. Although the company does not provide quarterly guidance, BellSouth's targeted 7-9% earnings per share growth will be primarily in the second half of the year. The first half impact is due to expenses for DSL, which are higher in the first half of 2001 compared to 2000, and to expansion into the Colombia wireless market, which BellSouth entered in July of 2000.



Cautionary Language Concerning Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements regarding events and financial trends that may affect our future operating results, financial position and cash flows. These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. While the below list of cautionary statements is not exhaustive, some factors that could affect future operating results, financial position and cash flows and could cause actual results to differ materially from those expressed in the forward-looking statements are:

* a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;

* significant deterioration in foreign currencies relative to the U.S. dollar in foreign countries in which we operate;

* changes in U.S. or foreign laws or regulations, or in their interpretation, which could result in the loss, or reduction in value, of our licenses, concessions or markets, or in an increase in competition, compliance costs or capital expenditures;

*    a decrease in the growth rate of demand for the services which we offer;

* the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings;

*    protracted delay in our entry into the interLATA long distance market;

* higher than anticipated start-up costs or significant up-front investments associated with new business initiatives;

* unanticipated higher capital spending from, or delays in, the deployment of new technologies; and

* the impact of the wireless joint venture with SBC Communications, known as Cingular Wireless, including marketing and product development efforts and financial capacity.

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance and
       Supply Chain Management
      March 22, 2001